Exhibit 99.1

CARNIVAL CORPORATION & PLC ACHIEVES RECORD FULL YEAR ADJUSTED NET INCOME AND INVESTMENT GRADE LEVERAGE METRICS, REINSTATES DIVIDEND

Outperforms guidance due to strong close-in demand and effective cost management

MIAMI (December 19, 2025) - Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) announced financial results for the fourth quarter and full year 2025 and provided an outlook for the first quarter and full year 2026.

Key Highlights

•Full year net income of $2.8 billion with record adjusted net income1 of $3.1 billion, up over 60 percent.
•Full year record revenues of $26.6 billion on record net yields1 (in constant currency), outperforming guidance for the fourth time in 2025 due to strong close-in demand.
•All-time high full year operating income of $4.5 billion, up 25 percent compared to the prior year.
•Record full year adjusted EBITDA1 of $7.2 billion, up over $1 billion compared to the prior year.
•Adjusted return on invested capital1 (“ROIC”) exceeds 13 percent.
•Net debt to adjusted EBITDA1 ratio of 3.4x and recognized by Fitch as investment grade.
•Cumulative advanced booked position for 2026 remains in line with 2025 record levels at historical high prices (in constant currency1).
•Full year 2026 adjusted net income expected to be $3.5 billion, surpassing record 2025 levels.
•Proposes unifying the dual-listed framework to streamline governance and reporting.

“2025 was a truly phenomenal year. We set new records across our business, achieved investment grade leverage metrics and, as announced just today, reinstated our dividend. These milestones reflect the collective strength of our cruise line portfolio and confidence in our long-term future,” said Carnival Corporation & plc’s Chief Executive Officer Josh Weinstein.

“Our global team’s relentless focus on delivering amazing guest experiences while executing with discipline enabled us to outperform guidance for the fourth time this year. We had record full year net yields (in constant currency) and adjusted net income increased more than 60 percent driven by strong demand that outpaced unit cost increases. The momentum is carrying into 2026, which is shaping up to surpass even these remarkable results with another year of double-digit earnings growth and return on invested capital expected to exceed 13.5 percent, closing in on our 20-year high.”

“With our strengthened balance sheet, powerful and diverse portfolio of world-class cruise lines and exclusive destinations, we are well positioned to capitalize on a tremendous runway to continue driving yield improvement and exceptional returns. We look forward to delivering unforgettable happiness to our guests around the world and long-term value for our shareholders, for years to come,” Weinstein added.

Fourth Quarter 2025 Results

•Net income of $422 million, or $0.31 diluted EPS, up nearly 40 percent compared to 2024. Adjusted net income of $454 million, or $0.34 adjusted EPS1, up over 140 percent compared to 2024 and outperforming September guidance by over $150 million led by strong close-in demand and effective cost management.
•Record adjusted EBITDA2 of $1.5 billion with adjusted EBITDA margins1 up nearly 300 basis points year over year.
•Record revenues2 of $6.3 billion, up nearly $400 million compared to the prior year.
◦Gross margin yields were 16 percent higher than 2024.
◦Record net yields2 (in constant currency) were 5.4 percent higher than 2024 and outperformed September guidance by 1.1 points.
•Cruise costs per available lower berth day (“ALBD”) increased 2.2 percent compared to 2024. Adjusted cruise costs excluding fuel per ALBD1 (in constant currency) increased 0.5 percent compared to 2024, 2.7 points better than September guidance due to effective cost management and the timing of certain expenses between the years.
•Fuel consumption per ALBD decreased 5.6 percent compared to the prior year due to the company’s efforts and investments to continuously reduce the fuel consumption in its operations.
•Record customer deposits2 of $7.2 billion surpassed the previous fourth quarter record at November 30, 2024.

1 See “Non-GAAP Financial Measures” and “Constant Currency.”
2 Fourth quarter record.

Bookings

“Looking forward, we are well positioned to top 2025’s record yields. We remain at our highest booked occupancy for the upcoming year at about two-thirds booked at higher prices (in constant currency). In fact, we’re at historical high prices (in constant currency) for both North America and Europe,” Weinstein noted.

Over the last three months, we achieved record booking volumes for 2026 and 2027 sailings. In addition, strong booking volumes continued from Black Friday through Cyber Monday, even outpacing prior year’s robust levels, which is a favorable indicator for wave season,” Weinstein added.

2026 Outlook

For the full year 2026, the company expects:

•Adjusted net income up approximately 12 percent compared to record 2025 on less than one percent capacity growth.
•Net yields (in constant currency) up approximately 2.5 percent compared to record 2025 levels. Net yields (in constant currency) up approximately 3.0 percent after normalizing for the accounting treatment for Carnival Cruise Line’s new loyalty program and the impact of the close-in redeployment of first quarter voyages from the Arabian Gulf.
•Adjusted cruise costs excluding fuel per ALBD (in constant currency) up approximately 3.25 percent compared to 2025. Adjusted cruise costs excluding fuel per ALBD (in constant currency) up approximately 2.5 percent after normalizing for the partial year of operating expenses from Celebration Key, Grand Bahama and RelaxAway, Half Moon Cay and the timing of certain expenses between the years.

For the first quarter 2026, the company expects:

•Net yields (in constant currency) up approximately 1.6 percent compared to record 2025 levels, building on the 7.3 percent increase in 2025 compared to 2024. Net yields (in constant currency) up approximately 2.4 percent after normalizing for the impact of the close-in redeployment of voyages from the Arabian Gulf.
•Adjusted cruise costs excluding fuel per ALBD (in constant currency) up approximately 5.9 percent compared to the first quarter 2025 and higher than the full year due to the timing of certain expenses between the quarters.

See “Guidance” for additional information on the company’s 2026 outlook, “Non-GAAP Financial Measures,” “Reconciliation of Forecasted Data” and “Constant Currency.”

Successful Early Completion of Refinancing Plan Enables Dividend Reinstatement

“We have reached a meaningful turning point, surpassing the investment grade leverage metric threshold with a net debt to adjusted EBITDA ratio of 3.4x for 2025, representing a nearly one turn improvement from 2024 and successfully completing our $19 billion refinancing plan in less than a year,” commented Carnival Corporation & plc’s Chief Financial Officer David Bernstein. “These efforts strengthened our balance sheet by simplifying our capital structure, reducing interest expense and debt, optimizing our future debt maturities and enhancing our financial flexibility. In total, we have reduced our debt by over $10 billion since our peak less than three years ago. These efforts and our strong continued operating performance, resulted in multiple credit rating upgrades throughout the year, culminating in reaching investment grade with Fitch and being one notch away with a positive outlook from S&P.”

Based on the company’s ability to generate sustainable cash flow, disciplined capital allocation strategy and strong financial position, the Boards of Directors today approved the reinstatement of the company’s quarterly dividend1 and declared an initial $0.15 per share dividend with a record date of February 13, 2026 and a payment date of February 27, 2026.

“This decision highlights confidence in our future performance and continued commitment to delivering value to shareholders,” Bernstein added.

1 Holders of Carnival Corporation common stock and Carnival plc ADSs will receive the dividend payable in U.S. dollars. The dividend for Carnival plc ordinary shares will be payable in U.S. dollars or sterling. In the absence of instructions or elections to the contrary, holders of Carnival plc ordinary shares will automatically receive the dividend in sterling.

Dividends payable in sterling will be converted from U.S. dollars at the exchange rate quoted by Bloomberg (BFIX) in London at 12 noon on February 17, 2026. Holders of Carnival plc ordinary shares wishing to receive their dividend in U.S. dollars or participate in the Carnival plc Dividend Reinvestment Plan must elect to do so by February 13, 2026.

During the quarter, the company successfully issued $1.25 billion of senior unsecured notes at 5.125 percent due in 2029. In addition, the company entered into two $250 million loans due 2027. The combined proceeds from these financings, together with cash on hand, were used to repay $2.0 billion of debt.

On December 5, 2025, the company redeemed its outstanding convertible notes and settled conversions during the related conversion period with a combination of $500 million in cash and 69 million common shares, 18 million fewer shares than would have been required for an all equity-settlement.

Simplification of the Corporate Structure

Following a review of the corporate structure, the Boards of Directors of Carnival Corporation and Carnival plc recommended unifying the dual-listed framework into a single company, Carnival Corporation, listed solely on the New York Stock Exchange, with Carnival plc as its wholly-owned UK subsidiary. Under this plan, Carnival plc shareholders would receive Carnival Corporation shares on a one-for-one basis, and Carnival plc shares and American Depositary Receipts would be de-listed from both the London Stock Exchange and the New York Stock Exchange, respectively. This would create a single global share price, streamline governance and reporting, reduce administrative costs and is expected to increase liquidity and weighting in major U.S. stock indexes, all of which the company believes will strengthen its ability to deliver long-term shareholder value. Carnival Corporation also proposes shifting its legal incorporation from Panama to Bermuda under the name Carnival Corporation Ltd., a jurisdiction widely recognized and aligned with international financial standards. There will be no material changes to the company’s business fundamentals, including strategy, underlying assets and operations or to the company’s commitment to the vital UK market. The unification and legal incorporation in Bermuda are expected to preserve key shareholder voting and economic rights.

These proposals will be subject to certain conditions, including the approval of shareholders and receipt of regulatory and UK court approvals. Additional shareholder materials are expected to be provided to Carnival Corporation and Carnival plc shareholders in February 2026. The company intends to hold meetings of shareholders in April 2026 to consider the proposals. Subject to shareholders approving the proposals and the remaining conditions being satisfied, the company intends to complete the unification and legal incorporation in Bermuda in the second quarter of 2026. More information on the proposed unification and legal incorporation in Bermuda will be included in materials Carnival Corporation and Carnival plc expect to file with the Securities and Exchange Commission (“SEC”), which will be available without charge on the SEC’s website.

See “Important Information for Investors and Stockholders,” “No Offer or Solicitation,” “Participants in the Solicitation” and “Cautionary Note” for additional information.

Other Recent Highlights

•The company furthered its destination strategy with the announcement of the development of Ensenada Bay Village - Treasures of Baja. The destination will showcase the natural beauty of Baja California, Mexico through a blend of adventure, culture and relaxation experiences (learn more here).
•Beginning in November 2026, Princess Cruises will join Carnival Cruise Line and sail to Celebration Key, which has already welcomed over one million guests since its opening in July (learn more here).
•Princess Cruises celebrated a spectacular naming ceremony for its newest and most innovative ship, Star Princess, featuring Camila and Matthew McConaughey as godparents and a special performance by Grammy Award-winning artist Sheryl Crow (learn more here).
•AIDALuna became the second of seven ships to undergo a complete upgrade as part of AIDA Evolution, the most extensive modernization program in the brand’s history (learn more here).
•Carnival Cruise Line launched its new campaign, “Carnival is Calling,” featuring Nick Offerman of Parks and Recreation fame, which invites guests to rediscover the joy and connection that makes a Carnival cruise unlike any other vacation (learn more here).
•Holland America Line achieved record Black Friday weekend bookings after it cruised through the 2025 Macy’s Thanksgiving Day Parade® with its debut float, showcasing its industry-leading Alaska experience and evoking the state’s majestic landscape (learn more here). Following on this success, Star Princess will sail down the New’s Year Rose Parade®, highlighting its upcoming inaugural Alaska season (learn more here).
•Awards and Recognitions:
◦Sun Princess was recognized as the Best Mega Cruise Ship in the United States by Condé Nast Traveler 2025 Readers’ Choice Awards for the second consecutive year (learn more here).
◦Carnival Cruise Line was a major recipient at the 2025 Travel Weekly Readers’ Choice Awards, earning Best Domestic Cruise Line for the tenth consecutive year and Best Short Itinerary for the fourth year in a row (learn more here).
◦Seabourn was named Best Expedition Cruise Line by Condé Nast Traveler 2025 Readers’ Choice Awards for the second consecutive year (learn more here) and Best Small-Ship Cruise Line by 2025 Travel Weekly Readers’ Choice Awards (learn more here).

◦Holland America Line received top honors in 2025, including ‘Best Service’ for the fourth consecutive year and ‘Best Itineraries’ at the Cruise Critic’s Awards (learn more here) as well as ‘Best World Cruise Itinerary’ at the Travel Weekly Readers’ Choice Awards (learn more here).
◦Cunard was recognized as ‘Best for Transatlantic Sailing’ at the 2025 Travel Weekly Readers’ Choice Awards (learn more here) and ‘Best for Enrichment’ at the 2025 Cruise Critic’s Awards (learn more here).
◦P&O Cruises’, “Holiday Like Never Before” platform was recognized as the Marketing Campaign of the Year at the UK 2025 Travel Industry Awards (learn more here).

Guidance

(See “Non-GAAP Financial Measures,” “Reconciliation of Forecasted Data” and “Constant Currency”)

	1Q 2026		Full Year 2026
Year over year change	Current Dollars	Constant Currency	Current Dollars	Constant Currency
Net yields	Approx. 5.1%	Approx. 1.6%	Approx. 3.7%	Approx. 2.5%
Adjusted cruise costs excluding fuel per ALBD	Approx. 9.6%	Approx. 5.9%	Approx. 4.6%	Approx. 3.25%

	2026
	1Q	2Q	3Q	4Q	Full Year
ALBDs (in millions) (a)	23.7	24.7	24.9	24.1	97.4
Capacity growth compared to prior year	0.5%	2.0%	1.5%	(0.3)%	0.9%

(a)    See “Notes to Statistical Information”

	1Q 2026	Full Year 2026
Fuel consumption in metric tons (in millions)	0.7	2.8
Fuel cost per metric ton consumed (excluding emission allowances)	$539	$524
Fuel expense (including emission allowances expense) (in billions)	$0.38	$1.63

Depreciation and amortization expense (in billions)	$0.70	$2.98
Interest expense, net of capitalized interest and interest income (in billions)	$0.29	$1.11

Adjusted EBITDA (in billions)	Approx. $1.24	Approx. $7.63
Adjusted net income (loss) (in millions)	Approx. $235	Approx. $3,450
Adjusted earnings per share - diluted	Approx. $0.17	Approx. $2.48
Weighted-average shares outstanding - basic	1,379	1,385
Adjusted weighted-average shares outstanding - diluted	1,388	1,392

Currencies (USD to 1)	1Q 2026	Full Year 2026
AUD	$0.67	$0.67
CAD	$0.73	$0.73
EUR	$1.17	$1.17
GBP	$1.34	$1.34

Sensitivities (impact to adjusted net income (loss) in millions)	1Q 2026	Full Year 2026
1% change in net yields	$43	$204
1% change in adjusted cruise costs excluding fuel per ALBD	$27	$114
10% change in fuel cost per metric ton (excluding emission allowances)	$37	$145
100 basis point change in variable rate debt	—	$42
1% change in currency exchange rates	$5	$27

Capital Expenditures

For full year 2026, newbuild capital expenditures are $0.6 billion and non-newbuild capital expenditures are $2.5 billion. These future capital expenditures will fluctuate with foreign currency movements relative to the U.S. Dollar. In addition, these figures do not include potential stage payments for ship orders that the company may place in the future.

Conference Call

The company has scheduled a conference call with analysts at 10:00 a.m. EST (3:00 p.m. GMT) today to discuss its earnings release. This call can be listened to live, and additional information including the company’s earnings presentation and debt maturities schedule, can be obtained via Carnival Corporation & plc’s website at www.carnivalcorp.com and www.carnivalplc.com.
Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class cruise lines – AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises, Princess Cruises, and Seabourn.
Additional information can be found on www.carnivalcorp.com, www.aida.de, www.carnival.com, www.costacruises.com, www.cunard.com, www.hollandamerica.com, www.pocruises.com, www.princess.com and www.seabourn.com.

MEDIA CONTACT	INVESTOR RELATIONS CONTACT
Jody Venturoni	Beth Roberts
+1 469 797 6380	+1 305 406 4832

Cautionary Note Concerning Factors That May Affect Future Results

Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including statements concerning the proposed unification and redomiciliation transactions, benefits of the transactions, future results, operations, strategy, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include, but are not limited to, statements that relate to our outlook and financial position, as well as, statements regarding:

•The proposed unification and redomiciliation transactions	•Adjusted net income (loss)
•Pricing	•Adjusted EBITDA
•Booking levels	•Adjusted EBITDA per ALBD
•Occupancy	•Adjusted EBITDA margin
•Interest, tax and fuel expenses	•Adjusted earnings per share
•Currency exchange rates	•Net debt to adjusted EBITDA
•Goodwill, ship and trademark fair values	•Net yields
•Liquidity and credit ratings	•Adjusted cruise costs per ALBD
•Investment grade leverage metrics	•Adjusted cruise costs excluding fuel per ALBD
•Dividends	•Adjusted ROIC
•Estimates of ship depreciable lives and residual values

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. These factors include, but are not limited to, the following:

•Events and conditions around the world, including geopolitical uncertainty, war and other military actions, pandemics, inflation, higher interest rates and other general concerns impacting the ability or desire of people to travel could lead to a decline in demand for cruises as well as have significant negative impacts on our financial condition and operations.
•Incidents concerning our ships, guests or the cruise industry may negatively impact the satisfaction of our guests and crew and lead to reputational damage.
•Adverse weather conditions or an increase in the frequency and/or severity of adverse weather conditions could have a material impact on our business and results of operations.
•Our targets, goals, aspirations, initiatives, public statements and disclosures, including those related to sustainability matters, may expose us to risks that may adversely impact our business.
•Cybersecurity incidents and data privacy breaches, as well as disruptions and other damages to our principal and other offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to fines, penalties and reputational damage.
•Our debt requires a significant amount of cash to service and our ability to generate sufficient cash depends on many factors, some of which may be beyond our control. Our financial condition and operations could be adversely impacted if we are unable to service our debt or satisfy our covenants.
•Increases in fuel costs, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs.
•The loss of key team members, our inability to recruit or retain qualified shoreside and shipboard team members and increased labor costs could have an adverse effect on our business and results of operations.
•We rely on suppliers who are integral to the operations of our businesses. These suppliers and service providers may be unable to deliver on their commitments, which could negatively impact our business.
•Fluctuations in foreign currency exchange rates may adversely impact our financial results.
•Our investments in port destinations and exclusive islands may expose us to additional risks.
•Overcapacity and competition in the cruise and land-based vacation industry may negatively impact our cruise sales, pricing and destination options.
•Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.
•Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-money laundering, anti-corruption, economic sanctions, trade protection measures, labor and employment, and tax may be costly and lead to litigation, enforcement actions, fines, penalties and reputational damage.
•Factors associated with sustainability and the impact of greenhouse gases and other emissions on the environment could have a material impact on our business and operating results.
•We may not successfully complete the proposed unification of our DLC structure and the migration of Carnival Corporation’s legal incorporation to Bermuda, or, if we do, we may not realize the anticipated benefits and will be subject to Bermuda law which differs in some respects compared to our current jurisdictions.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood. There may be additional risks that we consider immaterial or which are unknown. Additional factors that may affect future results are contained in Carnival Corporation’s and Carnival plc’s filings with the SEC, including Carnival Corporation’s and Carnival plc’s most recent joint Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Forward-looking and other statements in this document may also address our sustainability progress, plans, and goals (including emissions and environmental-related matters). In addition, historical, current, and forward-looking sustainability-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

CARNIVAL CORPORATION & PLC
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended November 30,		Twelve Months Ended November 30,
	2025	2024	2025	2024
Passenger ticket	$4,053	$3,854	$17,419	$16,463
Onboard and other	2,277	2,084	9,202	8,558
Total Revenues	6,330	5,938	26,622	25,021
Cruise and tour operating expenses:
Commissions, transportation and other	728	721	3,331	3,232
Onboard and other	663	634	2,816	2,678
Payroll and related	673	653	2,589	2,464
Fuel	425	461	1,808	2,007
Food	375	358	1,499	1,457
Other operating	1,046	1,005	3,904	3,801
Total Cruise and tour operating expenses	3,910	3,833	15,947	15,638
Selling and administrative expense	959	886	3,402	3,252
Depreciation and amortization expense	727	659	2,790	2,557
Operating Income	735	561	4,483	3,574
Interest income	17	16	51	93
Interest expense, net of capitalized interest	(315)	(403)	(1,349)	(1,755)
Debt extinguishment and modification costs	(43)	(1)	(409)	(79)
Other income (expense), net	10	117	(4)	83
Income Before Income Taxes	404	290	2,772	1,915
Income tax benefit (expense), net	18	13	(12)	1
Net Income (Loss)	$422	$303	$2,760	$1,916

Earnings Per Share
Basic	$0.32	$0.23	$2.10	$1.50
Diluted	$0.31	$0.23	$2.02	$1.44
Weighted-Average Shares Outstanding - Basic	1,313	1,300	1,312	1,274
Weighted-Average Shares Outstanding - Diluted	1,403	1,399	1,402	1,398

CARNIVAL CORPORATION & PLC
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions, except par values)

	November 30,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$1,928	$1,210
Trade and other receivables, net	678	590
Inventories	505	507
Prepaid expenses and other	1,108	1,070
Total current assets	4,219	3,378
Property and Equipment, Net	43,494	41,795
Operating Lease Right-of-Use Assets, Net	1,328	1,368
Goodwill	579	579
Other Intangibles	1,177	1,163
Other Assets	890	775
	$51,687	$49,057
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$2,603	$1,538
Current portion of operating lease liabilities	175	163
Accounts payable	1,245	1,133
Accrued liabilities and other	2,239	2,358
Customer deposits	6,831	6,425
Total current liabilities	13,092	11,617
Long-Term Debt	24,037	25,936
Long-Term Operating Lease Liabilities	1,178	1,239
Other Long-Term Liabilities	1,097	1,012

Shareholders’ Equity
Carnival Corporation common stock, $0.01 par value; 1,960 shares authorized; 1,298 shares issued at 2025 and 1,294 shares issued at 2024	13	13
Carnival plc ordinary shares, $1.66 par value; 217 shares issued at 2025 and 2024	361	361
Additional paid-in capital	17,267	17,155
Retained earnings	4,817	2,101
Accumulated other comprehensive income (loss)	(1,810)	(1,975)
Treasury stock, 131 shares at 2025 and 130 shares at 2024 of Carnival Corporation and 72 shares at 2025 and 73 shares at 2024 of Carnival plc, at cost	(8,364)	(8,404)
Total shareholders’ equity	12,284	9,251
	$51,687	$49,057

CARNIVAL CORPORATION & PLC
OTHER INFORMATION

	November 30,
OTHER BALANCE SHEET INFORMATION (in millions)	2025	2024
Liquidity	$6,428	$4,155
Debt (current and long-term)	$26,640	$27,475
Customer deposits (current and long-term)	$7,246	$6,779

	Three Months Ended November 30,		Twelve Months Ended November 30,
CASH FLOW INFORMATION (in millions)	2025	2024	2025	2024
Cash from operations (a)	$1,518	$911	$6,218	$5,923
Capital expenditures (Purchases of Property and Equipment)	$1,506	$592	$3,611	$4,626

(a)Cash from operations for the twelve months ended November 30, 2024 includes the release of $818 million of credit card reserve funds.

	Three Months Ended November 30,		Twelve Months Ended November 30,
STATISTICAL INFORMATION	2025	2024	2025	2024
Passenger cruise days (“PCDs”) (in millions) (a)	24.6	24.6	101.7	100.5
ALBDs (in millions) (b)	24.1	23.9	96.5	95.6
Occupancy percentage (c)	102%	103%	105%	105%
Passengers carried (in millions)	3.3	3.3	13.6	13.5

Fuel consumption in metric tons (in millions)	0.7	0.7	2.8	2.9
Fuel consumption in metric tons per thousand ALBDs	28.7	30.4	29.2	30.9
Fuel cost per metric ton consumed (excluding emission allowances)	$573	$618	$610	$665

Currencies (USD to 1)
AUD	$0.65	$0.67	$0.64	$0.66
CAD	$0.72	$0.73	$0.71	$0.73
EUR	$1.16	$1.09	$1.12	$1.09
GBP	$1.33	$1.30	$1.31	$1.28

Notes to Statistical Information

(a)PCD represents the number of cruise passengers on a voyage multiplied by the number of revenue-producing ship operating days for that voyage.

(b)ALBD is a standard measure of passenger capacity for the period that we use to approximate rate and capacity variances, based on consistently applied formulas that we use to perform analyses to determine the main non-capacity driven factors that cause our cruise revenues and expenses to vary. ALBDs assume that each cabin we offer for sale accommodates two passengers and is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

(c)Occupancy, in accordance with cruise industry practice, is calculated using a numerator of PCDs and a denominator of ALBDs, which assumes two passengers per cabin even though some cabins can accommodate three or more passengers. Percentages in excess of 100% indicate that on average more than two passengers occupied some cabins.

CARNIVAL CORPORATION & PLC
NON-GAAP FINANCIAL MEASURES

	Three Months Ended November 30,		Twelve Months Ended November 30,
(in millions, except per share data)	2025	2024	2025	2024
Net income (loss)	$422	$303	$2,760	$1,916
(Gains) losses on ship sales and impairments	(9)	(33)	(110)	(39)
Debt extinguishment and modification costs	43	1	409	79
Restructuring expense	8	1	13	21
Other	(10)	(86)	7	(86)
Adjusted net income (loss)	$454	$186	$3,079	$1,891
Interest expense, net of capitalized interest	315	403	1,349	1,755
Interest income	(17)	(16)	(51)	(93)
Income tax benefit (expense), net	(2)	(13)	14	(1)
Depreciation and amortization expense	727	659	2,790	2,557
Adjusted EBITDA	$1,477	$1,220	$7,182	$6,110

Earnings per share - diluted (a)	$0.31	$0.23	$2.02	$1.44
Weighted-average shares outstanding - diluted (a)	1,403	1,399	1,402	1,398

Adjusted earnings per share - diluted (b)	$0.34	$0.14	$2.25	$1.42
Adjusted weighted-average shares outstanding - diluted (b)	1,403	1,305	1,402	1,398

(See Non-GAAP Financial Measures)

(a)Diluted earnings per share includes the add-back of dilutive interest expense related to the company’s convertible notes of $18 million and $71 million for the three and twelve months ended November 30, 2025, and $20 million and $94 million for the three and twelve months ended November 30, 2024.

(b) Diluted adjusted earnings per share includes the add-back of dilutive interest expense related to the company’s convertible notes of $18 million and $71 million for the three and twelve months ended November 30, 2025 and $94 million for the twelve months ended November 30, 2024. The company’s convertible notes were antidilutive to the three months ended November 30, 2024 and therefore were not included in the calculations of diluted adjusted earnings per share.

CARNIVAL CORPORATION & PLC
NON-GAAP FINANCIAL MEASURES (CONTINUED)
Gross margin yields and net yields were computed by dividing the gross margin and adjusted gross margin by ALBDs as follows:

	Three Months Ended November 30,			Twelve Months Ended November 30,
(in millions, except yields data)	2025	2025 Constant Currency	2024	2025	2025 Constant Currency	2024
Total Revenues	$6,330		$5,938	$26,622		$25,021
Less: Cruise and tour operating expenses	(3,910)		(3,833)	(15,947)		(15,638)
Depreciation and amortization expense	(727)		(659)	(2,790)		(2,557)
Gross margin	1,694		1,447	7,884		6,826
Less: Tour and other revenues	(29)		(33)	(241)		(255)
Add: Payroll and related	673		653	2,589		2,464
Fuel	425		461	1,808		2,007
Food	375		358	1,499		1,457
Other operating	1,046		1,005	3,904		3,801
Depreciation and amortization expense	727		659	2,790		2,557
Adjusted gross margin	$4,910	$4,846	$4,550	$20,233	$20,096	$18,857

ALBDs	24.1	24.1	23.9	96.5	96.5	95.6

Gross margin yields (per ALBD)	$70.20		$60.57	$81.72		$71.43
Net yields (per ALBD)	$203.52	$200.84	$190.53	$209.72	$208.30	$197.33

(See Non-GAAP Financial Measures)

CARNIVAL CORPORATION & PLC
NON-GAAP FINANCIAL MEASURES (CONTINUED)

Cruise costs per ALBD, adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD were computed by dividing cruise costs, adjusted cruise costs and adjusted cruise costs excluding fuel by ALBDs as follows:

	Three Months Ended November 30,			Twelve Months Ended November 30,
(in millions, except costs per ALBD data)	2025	2025 Constant Currency	2024	2025	2025 Constant Currency	2024
Cruise and tour operating expenses	$3,910		$3,833	$15,947		$15,638
Selling and administrative expense	959		886	3,402		3,252
Less: Tour and other expenses	(37)		(39)	(194)		(212)
Cruise costs	4,832		4,680	19,154		18,678
Less: Commissions, transportation and other	(728)		(721)	(3,331)		(3,232)
Onboard and other costs	(663)		(634)	(2,816)		(2,678)
Gains (losses) on ship sales and impairments	9		33	110		39
Restructuring expense	(8)		(1)	(13)		(21)
Other	(6)		—	(10)		—
Adjusted cruise costs	3,436	3,363	3,356	13,095	12,974	12,786
Less: Fuel	(425)	(424)	(461)	(1,808)	(1,807)	(2,007)
Adjusted cruise costs excluding fuel	$3,011	$2,939	$2,895	$11,286	$11,167	$10,780

ALBDs	24.1	24.1	23.9	96.5	96.5	95.6

Cruise costs per ALBD	$200.26		$195.95	$198.54		$195.45
Adjusted cruise costs per ALBD	$142.41	$139.40	$140.53	$135.73	$134.48	$133.80
Adjusted cruise costs excluding fuel per ALBD	$124.81	$121.83	$121.22	$116.99	$115.75	$112.81
(See Non-GAAP Financial Measures)

Non-GAAP Financial Measures

We use non-GAAP financial measures and they are provided along with their most comparative U.S. GAAP financial measure:

Non-GAAP Measure	U.S. GAAP Measure	Use Non-GAAP Measure to Assess
•Adjusted net income (loss), adjusted EBITDA, adjusted EBITDA per ALBD and adjusted EBITDA margin	•Net income (loss)	•Company Performance
•Adjusted earnings per share	•Earnings per share	•Company Performance
•Net debt to adjusted EBITDA	—	•Company Leverage
•Net yields	•Gross margin yields	•Cruise Segments Performance
•Adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD	•Gross cruise costs per ALBD	•Cruise Segments Performance
•Adjusted ROIC	—	•Company Performance

The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared in accordance with U.S. GAAP. It is possible that our non-GAAP financial measures may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using these measures to compare us to other companies.

Adjusted net income (loss) and adjusted earnings per share provide additional information to us and investors about our future earnings performance by excluding certain gains, losses and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance. We believe that gains and losses on ship sales, impairment charges, debt extinguishment and modification costs, restructuring costs and certain other gains, losses and expenses are not part of our core operating business and are not an indication of our future earnings performance.

Adjusted EBITDA, adjusted EBITDA per ALBD and adjusted EBITDA margin provide additional information to us and investors about our core operating profitability, including on a per ALBD basis, by excluding certain gains, losses and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance as well as excluding interest, taxes and depreciation and amortization. In addition, we believe that the presentation of adjusted EBITDA provides additional information to us and investors about our ability to operate our business in compliance with the covenants set forth in our debt agreements. We define adjusted EBITDA as adjusted net income (loss) adjusted for (i) interest, (ii) taxes and (iii) depreciation and amortization. There are material limitations to using adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items that directly affect our net income (loss). These limitations are best addressed by considering the economic effects of the excluded items independently and by considering adjusted EBITDA in conjunction with net income (loss) as calculated in accordance with U.S. GAAP. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenues.

Net debt to adjusted EBITDA provides additional information to us and investors about our overall leverage. We define net debt to adjusted EBITDA as total debt less cash and cash equivalents excluding a minimum cash balance divided by twelve-month adjusted EBITDA.

Net yields enable us and investors to measure the performance of our cruise segments on a per ALBD basis. We use adjusted gross margin rather than gross margin to calculate net yields. We believe that adjusted gross margin is a more meaningful measure in determining net yields than gross margin because it reflects the cruise revenues earned net of only our most significant variable costs, which are travel agent commissions, cost of air and other transportation, certain other costs that are directly associated with onboard and other revenues and credit and debit card fees.

Adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD enable us and investors to separate the impact of predictable capacity or ALBD changes from price and other changes that affect our business. We believe these non-GAAP measures provide useful information to us and investors and expanded insight to measure our cost performance. Adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD are the measures we use to monitor our ability to control our cruise segments’ costs rather than cruise costs per ALBD. We exclude gains and losses on ship sales, impairment charges, restructuring costs and certain other gains and losses that we believe are not part of our core operating business as well as excluding our most significant variable costs, which are travel agent commissions, cost of air and other transportation, certain other costs that are directly associated with onboard and other revenues and credit and debit card fees. We exclude fuel expense to calculate adjusted cruise costs excluding fuel. The price of fuel, over which we have no control, impacts the comparability of period-to-period cost performance. The adjustment to exclude fuel provides us and investors with supplemental information to understand and assess the company’s non-fuel adjusted cruise cost performance. Substantially all of our adjusted cruise costs excluding fuel are largely fixed, except for the impact of changing prices once the number of ALBDs has been determined.

Adjusted ROIC provides additional information to us and investors about our operating performance relative to the capital we have invested in the company. We define adjusted ROIC as the twelve-month adjusted net income (loss) before interest expense and interest income divided by the monthly average of debt plus equity minus construction-in-progress, excess cash, goodwill and intangibles.

Reconciliation of Forecasted Data

We have not provided a reconciliation of forecasted non-GAAP financial measures to the most comparable U.S. GAAP financial measures because preparation of meaningful U.S. GAAP forecasts would require unreasonable effort. We are unable to predict, without unreasonable effort, the future movement of foreign exchange rates and fuel prices. We are unable to determine the future impact of gains and losses on ship sales, impairment charges, debt extinguishment and modification costs, restructuring costs and certain other non-core gains and losses.

Constant Currency

Our operations primarily utilize the U.S. dollar, Australian dollar, euro and sterling as functional currencies to measure results and financial condition. Functional currencies other than the U.S. dollar subject us to foreign currency translational risk. Our operations also have revenues and expenses that are in currencies other than their functional currency, which subject us to foreign currency transactional risk.

Constant currency reporting removes the impact of changes in exchange rates on the translation of our operations plus the transactional impact of changes in exchange rates from revenues and expenses that are denominated in a currency other than the functional currency.

We report adjusted gross margin, net yields, adjusted cruise costs excluding fuel and adjusted cruise costs excluding fuel per ALBD on a “constant currency” basis assuming the current periods’ currency exchange rates have remained constant with the prior periods’ rates. These metrics facilitate a comparative view for the changes in our business in an environment with fluctuating exchange rates.

Examples:

•The translation of our operations with functional currencies other than U.S. dollar to our U.S. dollar reporting currency results in decreases in reported U.S. dollar revenues and expenses if the U.S. dollar strengthens against these foreign currencies and increases in reported U.S. dollar revenues and expenses if the U.S. dollar weakens against these foreign currencies.

•Our operations have revenue and expense transactions in currencies other than their functional currency. If their functional currency strengthens against these other currencies, it reduces the functional currency revenues and expenses. If the functional currency weakens against these other currencies, it increases the functional currency revenues and expenses.

Important Information for Investors and Stockholders

In connection with the proposed unification and redomiciliation transactions, Carnival Corporation plans to file with the SEC a Registration Statement on Form S-4, containing a Proxy Statement/Prospectus relating to the proposed transactions (collectively, the “Proxy Statement”), and Carnival plc plans to file the Proxy Statement with the SEC. Investors and security holders of Carnival Corporation and Carnival plc are urged to read the Registration Statement, the Proxy Statement and any other relevant documents filed with the SEC when they are available, because they contain, or will contain, important information about Carnival Corporation and Carnival plc, the proposed transactions and related matters. The final Proxy Statement will be mailed to shareholders of Carnival Corporation and Carnival plc. Investors and security holders of Carnival Corporation and Carnival plc will be able to obtain copies of the Registration Statement and the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Carnival Corporation and Carnival plc, without charge, at the SEC’s website (http://www.sec.gov).

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Carnival Corporation, Carnival plc and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Carnival Corporation’s and Carnival plc’s shareholders in respect of the proposed transactions under the rules of the SEC. Information regarding Carnival Corporation’s and Carnival plc’s directors and executive officers is available in Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2024 and Carnival Corporation’s and Carnival plc’s joint proxy statement, dated February 28, 2025, for its 2025 annual meeting of stockholders, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Carnival Corporation’s securities by Carnival Corporation’s directors or executive officers or Carnival plc’s securities by Carnival plc’s directors or executive officers from the amounts described in Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be included in the Registration Statement, the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

This Announcement Contains Inside Information.

This announcement is being made on behalf of Carnival Corporation and Carnival plc by David Bernstein, Chief Financial Officer and Chief Accounting Officer.